Exhibit 99.1

SUNOCO LP

SUNOCO FINANCE CORP.

OFFERS TO EXCHANGE ALL OUTSTANDING

UNREGISTERED 4.500% SENIOR NOTES DUE 2029

FOR

REGISTERED 4.500% SENIOR NOTES DUE 2029

THE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON                , 2021, UNLESS EXTENDED.

To Our Clients:

Enclosed for your consideration is a prospectus, dated May 20, 2021 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Sunoco LP and Sunoco Finance Corp. (together, the “Issuers”) to exchange their 4.500% Senior Notes due 2029 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended, for their outstanding unregistered 4.500% Senior Notes due 2029 (the “Outstanding Notes”), upon the terms and conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement dated as of November 24, 2020, by and among the Issuers, the Guarantors named therein, and Credit Suisse Securities (USA) LLC and Barclays Capital Inc., on behalf of themselves and as representatives of the several initial purchasers under the Registration Rights Agreement. The terms of the Exchange Notes are substantially identical to the terms of the Outstanding Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Outstanding Notes will not apply to the Exchange Notes.

This material is being forwarded to you as the beneficial owner of the Outstanding Notes carried by us in your account but not registered in your name. A tender of such Outstanding Notes may only be made by us pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                , 2021, unless extended by the Issuers (the “Expiration Date”). Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Outstanding Notes.

2. The Exchange Offer is subject to certain conditions set forth in the section of the Prospectus entitled “Exchange Offer—Conditions to the Exchange Offer.”

3. Any transfer taxes incident to the transfer of the Outstanding Notes from the holders to the Issuers will be paid by the Issuers, except as otherwise provided in the Prospectus.

4. The Exchange Offer expires at 5:00 p.m., New York City time, on                , 2021, unless extended by the Issuers.

If you wish to have us tender your Outstanding Notes, please so instruct us by completing, executing and returning to us the instruction form accompanying this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender your Outstanding Notes.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Sunoco LP and Sunoco Finance Corp. with respect to their Outstanding Notes.

This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$                 of 4.500% Senior Notes due 2029

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐    to tender the following Outstanding Notes, subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal, held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered) (if any):

$

☐     not to tender any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

•	the Exchange Notes acquired in exchange for Outstanding Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned;

•

the undersigned has not engaged in and has no intent to engage in (nor has the undersigned entered into any arrangement or understanding with any person or entity to participate in) a distribution of the Exchange Notes in violation of the provisions of the Securities Act;

•	the undersigned is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Issuers; and

•	if the undersigned is not a broker-dealer, that the undersigned is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes within the meaning of the Securities Act.

If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with the resale of such Exchange Notes.

Signature:

Print Name here:

Address:

Area Code and Telephone Number:

Tax Identification or Social Security Number:

Dated:

None of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless specific contrary instructions are given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all of the Outstanding Notes held by us for your account.

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